                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the following Registration Statements of PETsMART, Inc.:

 REGISTRATION STATEMENT
          NO.                FORM
------------------------     -----
          33-95008               S-3
          33-99194               S-3
         333-03251               S-3
         333-12019               S-3
          33-66738               S-8
          33-95050               S-8
          33-92878               S-8
          33-98170               S-8
          33-86946               S-8
         333-15655               S-8
          333-1632               S-8

of our report dated March 17, 1995 (June 21, 1995 as to Note 11)(which expresses an unqualified opinion and includes an explanatory paragraph regarding a certain complaint) relating to the consolidated financial statements of Petstuff, Inc. and subsidiaries for the year ended January 29, 1995 appearing in this Annual Report on Form 10-K of PETsMART, Inc.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 23, 1997